Front of the certificate.

NUMBER XXXX	Tora Technologies Inc. INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA 75,000,000 SHARES COMMON STOCK AUTHORIZED	SHARES XXXX
This
certifies
that
*** Specimen ***

is the owner of
*** Specimen ***

FULLY PAID NON-ASSESSABLE SHARES OF COMMON STOCK OF
Tora Technololiges Inc.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended.
WITNESS the seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated: Specimen /S/ Ralph Biggar PRESIDENT	"SEAL"	/S/ Ralph Biggar SECRETARY

The back of the certificate is blank.